Exhibit 3

Bogotá, D.C. September 26, 2017

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Acting Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on February 11, 2015 (Registration Statement No. 333-202025), as amended by Amendment No. 1 thereto, dated March 19, 2015 (as so amended, the “Registration Statement”) of U.S.$ 1,400,000,000 aggregate principal amount of the Republic’s 3.875% Global Bonds due 2027 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated September 21, 2015 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplement dated August 2, 2017 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Indenture, dated January 28, 2015 (the “Indenture”), between the Republic and The Bank of New York Mellon, as amended and supplemented by the Supplemental Indenture thereto, dated as of September 8, 2015, and as further amended and supplemented from time to time (as amended and supplemented, the “Indenture”);

(iii) the global Securities dated August 9, 2017 in the aggregate principal $1,400,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated August 9, 2017 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a)	Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b)	Law 533 of November 11, 1999, (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c)	Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d)	Law 781 of December 20, 2002, (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference);

(e)	Law 1366 of December 21, 2009, (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2008 and incorporated herein by reference);

(f)	Law 1624 of April 29, 2013, (a translation of which has been filed as part of Exhibit 3 to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2012 and incorporated herein by reference);

(g)	Decree No 1068 of May 26, 2015, (a summary of the material portion of which has been filed as part of Exhibit 3 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014);

(h)	Approval No. 3842, dated August 14, 2015, of the Consejo Nacional de Política Económica y Social (“CONPES”) (a translation of which has been filed as Exhibit D of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014);

(i)	Law 1771 of December 30, 2015, (a translation of which has been filed as Exhibit A of Exhibit 3 of Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014);

(j)	Article 16 (c) and (h) of Law 31 of 1992 issued by the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as Exhibit D of Exhibit 3 of Amendment No. 2 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2014);

(k)	Resolution No. 087 dated January 18, 2017 of the Ministry of Finance and Public Credit (a translation of which has been filed as Exhibit A of Exhibit 4 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2015);

(l)	Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on June 15, 2016 (a translation of which has been filed as Exhibit B of Exhibit 4 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2015); and

(m)	Approval 3865, dated July 14, 2016, of the Consejo Nacional de Política Económica y Social (“CONPES”) (a translation of which has been filed as Exhibit C of Exhibit 4 of Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the fiscal year ended December 31, 2015).

(vi) the following additional actions under which the issuance of the Securities has been authorized:

(a)	Resolution No. 2275 of August 1, 2017, of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto); and

(b)	Act of the Comisión Interparlamentaria de Crédito Público adopted at its meetings held on June 14, 2017 and June 20, 2017 (a translation of which is attached as Exhibit B hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Indenture, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 2 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2015 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplements referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,

/s/ Juan Pablo Puerto
Juan Pablo Puerto
Acting Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

Resolution 2275

AUGUST 1, 2017

Whereby the Nation is authorized to issue, subscribe and place foreign public debt securities in the international capital markets, for up to ONE POINT FOUR BILLION U.S. DOLLARS

(US$1,400,000,000), or its equivalent in other currency; and other provisions as decreed.

THE MINISTRY OF FINANCE AND PUBLIC CREDIT

Exercising its statutory powers, particularly the powers conferred by

Article 2.2.1.3.2., Decree 1068, 2015, and

WHEREAS

Article 2.2.1.1.1, Decree 1068 of 2015, authorizes State entities to carry out public credit transactions, including, among others: issuance, subscription and placement of public debt securities;

Article 10, Law 533 of 1999, states that public debt securities are documents and securities, issued by State entities, with a credit content, and a maturity date;

Article 2.2.1.3.2., Decree 1068 of 2015 states that the issuance and placement of public debt securities on behalf of the Nation require an authorization given by a Resolution by the Ministry of Finance and Public Credit. The authorization may be granted once a favorable opinion has been received from the Consejo Nacional de Política Económica y Social—CONPES, and from the Comisión Interparlamentaria de Crédito Público if the foreign public debt security has a maturity date longer than 1 year;

Article 24, Law 185 of 1995, states that for all purposes established under Law 80 of 1993, Article 41, Paragraph 2, Sub-paragraph 5, the Comisión Interparlamentaria de Crédito Público shall issue a preliminary opinion to begin formalities with regard to any public credit transactions, and a final opinion to execute the transactions. However, the Comisión Interparlamentaria de Crédito Público shall only issue an opinion once with regard to the issuance, subscription and placement of bonds and securities;

According to CONPES Document 3865, dated July 14, 2016, the Consejo Nacional de Política Económica y Social—CONPES—issued a favorable opinion for the Nation to negotiate foreign public credit transactions to pre-finance and/or finance budget allocations for 2017 and 2018 for up to THREE BILLION US DOLLARS (US$3,000,000,000), or its equivalent in other currencies; of which ONE THOUSAND FOUR HUNDRED AND FIVE MILLION US Dollars (US$1,405,000) are an unused, remaining quota, or its equivalent in other currencies;

Resolution No. 2275	AUG. 1, 2017	Page 2 of 3

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE POINT FOUR BILLION US DOLLARS (US$1,400,000,000), or its equivalent in other currency; and other provisions are decreed.”

In a June 15, 2016 session, the Comisión Interparlamentaria de Crédito Público, issued a unanimous, sole favorable opinion to the Nation—Ministry of Finance and Public Credit, to carry out transactions related to foreign public credit for up to US$3 Billion, or its equivalent in other currencies, intended to pre-finance and/or finance budgetary allocations for 2017; of which SIX HUNDRED AND FIFTY-NINE MILLION US DOLLARS (US$659,000) are an unused, remaining quota, or its equivalent in other currencies;

In the June 14, 2017 and June 20, 2017 sessions, the Comisión Interparlamentaria de Crédito Público, issued a unanimous, sole favorable opinion to the Nation—Ministry of Finance and Public Credit, to carry out transactions related to foreign public credit for up to US$2.5 Billion, or its equivalent in other currencies, intended to pre-finance and/or finance budgetary allocations for 2018; of which no bond has been issued by the Nation in the international capital markets;

By External Resolution No. 17 of 2015, and External Regulatory Circular DODM-145 of October 30, 2015, the Board of Directors of the Central Bank, and the Central Bank, respectively, stated the financial conditions for the issuance and placement of securities and external borrowing transactions by the Nation, its territorial and decentralized entities.

DECIDES TO

Article 1. Issuance Authorization. Authorize the Nation to issue, subscribe, and place foreign public debt securities in international capital markets for a sum of up to ONE POINT FOUR BILLION US DOLLARS (US$1,400,000,000), or its equivalent in other currency; of which FIVE HUNDRED MILLION US DOLLARS (US$500,000,000) or its equivalent in other currencies, are intended to finance 2017 budgetary allocations, and up to NINE HUNDRED MILLION US DOLLARS (US$900,000,000), or its equivalent in other currency, are intended to finance 2018 budgetary allocations;

Article 2. Financial Terms. Foreign public debt titles to be issued, as referred to in the preceding article, shall be subject to financial conditions set out in the rules issued by Board of Directors of the Central Bank, or the Central Bank itself, in compliance with the guidelines set forth by the Board.

Resolution No. 2275	AUG. 1, 2017	Page 3 of 3

(Cont.) “Whereby the Nation is authorized to issue, subscribe and place external public debt securities in the international capital markets, up to the sum of ONE POINT FOUR BILLION US DOLLARS (US$1,400,000,000), or its equivalent in other currency; and other provisions are decreed.”

Article 3. Other Terms and Conditions. The other terms, conditions and characteristics of the issuance being authorized by the present Resolution shall be established by the General Directorate of Public Credit and Treasury, Ministry of Finance and Public Credit, taking the following into account:

Redemption Period:	Over two (2) years, depending on the market to be accessed;

Interest Rate:	Fixed or Variable

Other expenses and commissions:	Market standard for this type of transaction.

Article 4. Authorization for related transactions. The Nation is authorized to carry out all related transactions described in Article 1 herein.

Article 5. Taxes. In accordance with the provisions in Article 7, Law 488 of 1998, payment of principal, interests, commissions and other payments related to foreign public credit transactions shall be exempt of any national tax, duty, contribution or levy when made to persons who are not resident in this country.

Article 6. Other norms. The Nation—through the Ministry of Finance and Public Credit—shall comply with all other applicable standards, in particular External Resolution No. 8 of 2000, from the Board of Directors of the Central Bank, and other norms that may amend it or revoke it.

Article 7. Validity and publication. The present Resolution shall be valid from the date of its publication in the Official Journal. This requirement is understood to have been met by instruction given by the Director General of Public Credit and National Treasury, Ministry of Finance and Public Credit, as provided by Article 18, Law 185 of 1995.

LET IT BE PUBLISHED, NOTIFIED AND EXECUTED

Bogotá, D.C. on AUGUST 1, 2017

THE MINISTER OF FINANCE AND PUBLIC CREDIT

[Signed]

MAURICIO CÁRDENAS SANTAMARÍA

APPROVED: Miguelángel Gómez / Lucas Arboleda

DRAFTED: Juliana López

DEPARTMENT: Sub-Directorate, External Financing/Legal Matters Group

EXHIBIT B

MINHACIENDA                          All for a New Country

Peace         Equity         Education

THE UNDERSIGNED, TECHNICAL SECRETARY TO THE

INTERPARLIAMENTARY COMMITTEE ON PUBLIC CREDIT

[COMISIÓN INTERPARLAMENTARIA DE CRÉDITO PÚBLICO]

ATTESTS:

That in the session held on June 14, 2017 and June 20, 2017, the Inter-Parliamentary Committee on Public Credit issued a sole, favorable opinion to the Nation, Ministry of Finance and Public Credit, to carry out Foreign Public Debt Transactions for up to US$ 2.5 Billion, or its equivalent in other currencies, intended to pre-finance and/or finance budgetary allocations for fiscal year 2018.

Sincerely,

[Signed]

LUCAS ARBOLEDA HENAO

Technical Secretary

Bogotá, D.C., July 24, 2017.